Exhibit 3.6

REVISED BYLAWS

of

GEOREX, INC.

Adopted as of June 25, 1984

ARTICLE I. OFFICES

1.1 Principal Office: The principal offices of the corporation shall initially be at 1475 Lawrence Street, Denver, Colorado 80202, but the board of directors, in its discretion, may keep and maintain such other offices wherever the business of the corporation may require.

1.2 Registered Office and Agent: The corporation shall have and continuously maintain in the State of Texas a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The initial registered office and the initial registered agent are specified in the Articles of Incorporation. The corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Texas.

ARTICLE II. MEETINGS OF SHAREHOLDERS

2.1 Time and Place: Any meeting of the shareholders may be held at such time and place, within or outside of the State of Texas, as may be fixed by the board of directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting.

2.2 Annual Meeting: The annual meeting of the shareholders shall be held at the principal offices of the corporation on the first Monday in April of each year, or at such other place or date as the board of directors may determine. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings: Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the board of directors, or the holders of not less than one-tenth of all of the shares entitled to vote at the meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

2.4 Quorum: Except as otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, but in no event shall a quorum consist of the holders of less than one-third of the shares entitled to vote and thus represented at such meeting. If a quorum shall not be present or represented, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders less than a quorum.

2.5 Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders. The record date may not be fixed more than fifty days and, in the case of a meeting of the shareholders, not less than ten days before the date of the proposed action, except when it is proposed that the authorized shares be increased, in which case the record date shall be set not less then thirty days before the date of such action.

2.6 Voting List: At least ten days before each meeting of shareholders, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of and number of voting shares held by each shareholder. This list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during usual business hours of the corporation and during the whole time of the meeting.

2.7 Voting: Except as otherwise provided by law, all matters shall be decided by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the subject matter. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. Cumulative voting shall not be permitted in the election of directors. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Voting may be oral, except as otherwise provided by law, but shall be written ballot if such written vote id demanded by any shareholder present in person or by. proxy and entitled to vote.

2.8 Voting of Shares by Certain Holders: Neither treasury shares, nor shares of its own stock held by corporation in a fiduciary capacity, nor shares held the secretary of the corporation before meeting. No proxy shall be valid after or at the by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by a personal representative, custodian, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. All other shares may be voted only by the record holder thereof, except as may be otherwise required by the laws of Texas.

2.9 Notices: Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or. purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting unless it is proposed, that the authorized shares be increased in which case at least thirty days notice shall be given. Notice shall be given either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address as it appears on the stock transfer books of the corporation. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at the address as it appears on the stock transfer books of the corporation.

2.10 Waiver: Whenever law, the Articles of Incorporation, or these Bylaws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to such notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of such notice. Attendance of a shareholder in person or by proxy at a meeting constitutes a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

2.11 Action by Shareholders Without a Meeting: Any action required to or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon. Such consent shall have the same force and effect as a unanimous vote of the shareholders, and may be stated as such in any documents delivered to any other party including any articles of documents filed with the Secretary of State of Texas.

ARTICLE III. DIRECTORS

3.1 Authority of Board of Directors: The business and affairs of the corporation shall be managed by a board of directors which shall exercise all the powers of the corporation, except as otherwise provided by the law of Texas, the Articles of Incorporation, or these Bylaws of the corporation.

3.2 Number: The number of directors of this corporation shall not be less than three, provided, however, if all outstanding shares of stock of the corporation are held of record by less than three shareholders, then there need be only as many directors as there are shareholders of record. Subject to such limitation, the number of directors shall be fixed by resolution of the board of directors, and may be increased or decreased by resolution of the board of directors, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting, or at a special meeting called for that purpose, of the shareholders.

3.3 Qualification: Directors shall be natural persons at the age of eighteen years or older, but need not be residents of the State of Texas or shareholders of the corporation.

3.4 Election: The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

3.5 Term: Each director shall be elected to hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3.6 Removal and Resignation: Any director may be removed at a meeting expressly called for that purpose, with or without cause, by a vote of the holders of the majority of shares entitled to vote at an election of directors. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

3.7 Vacancies: Any vacancy occurring on the board of directors (by death, resignation, removal or otherwise) shall be filled by the affirmative vote of a majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office.

3.8 Meetings: A regular meeting of the board of directors shall be held immediately after, and at the same place as, the annual meeting of shareholders, unless by unanimous consent of the directors then elected and serving, the time or place is changed. No notice of this meeting of the board of directors need be given. The board of directors, or any committee designated by the board of directors, may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the board of directors, or any committee designated by the board of directors, may be called by the president or any two members of the board of directors or of such committee.

3.9 Quorum: Except as provided in Section 3.7 of these Bylaws, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present a any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

3.10 Notices: Notice of any special meeting stating the date, hour and place of such meeting shall be given to each member of the board of directors, or committee of the board of directors, by the secretary, the president or the members of the board of such committee calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time it is mailed. Notice may also be given at least two days before the meeting in person, or by telephone, prepaid telegram, cablegram or radiogram, and such notice shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegram, telex, cablegram or radiogram is either personally delivered to the director or delivered to the last address of the director furnished to the corporation for this purpose.

3.11 Waiver: A written waiver of notice signed by a director entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting constitutes waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

3.12 Attendance by Telephone: Members of the board of directors or any committee designated by the board of directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

3.13 Action by Directors Without a Meeting: Any action required to or which may be taken at a meeting of the board of directors, executive committee, or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, executive or other committee members entitled to vote with respect to the proposed action. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon. Such consent shall have the same force and effect as a unanimous vote of the directors, or executive or other committee members, and may be stated as such in any documents delivered to any other party including any articles or documents filed with the Secretary State of Texas.

3.14 Compensation: By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; a stated salary as director; or such other compensation as the corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like of compensation for attending committee meetings.

3.15 Presumption of Assent: A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favour of such action.

3.16 Standard of Care: A director shall perform his duties as a director, including his duties as a member of any committee of the board of directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the in best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups herein designated. The designated groups on which a director is entitled to rely are: 1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; 2) counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons professional or expert competence; or 3) a committee of the board of directors upon which he does not serve, duly designated in accordance with Article 4 of these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation.

ARTICLE IV. COMMITTEES

4.1 Executive and Other Committees Authorized: The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and done one or more other committees, each of which, to the extent provided in the resolution, shall have all the authority of the board of directors: except that that no such committee shall have the authority of the board of directors in reference to (i) amending the articles of incorporation, (ii) approving a plan of merger or consolidation, (iii) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, (iv) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, (v) amending, altering, or repealing the Bylaws of the corporation or in the board of directors or any such committee, (vii) electing or removing officers or members of any such committee, (viii) fixing the compensation of any member of such committee, or (ix) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution, the Articles of Incorporation, or the Bylaws of the corporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance shares of the corporation.

4.2 Standard of Care: Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors, not a member of the committee in question, with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE V. OFFICERS

5.1 General: The officers of the corporation shall be a president, a vice president, a secretary, and a treasurer. In addition, the board of directors may elect a chairman of the board and other vice presidents and the board of directors or the president may appoint one or more assistant secretaries or assistant treasurers, and such other subordinate officers as he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the president. The officers of the corporation shall be natural persons of the age of eighteen years or older. Any two or more offices may be held by the same person. No officer or agent need be a shareholder or a director of the corporation, or a resident the state of Texas. In all cases where the duties of any officer, agent, or employee are prescribed by the Bylaws or by the board of directors, such officer, agent, or employee shall follow the orders and instructions of the president.

5.2 Election and Term of Office: The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board of directors held after each annual meeting of the shareholders or at a special meeting called for that purpose. Each officer shall hold office until the first of the following occurs: a) until his successor shall have been duly elected and shall have qualified, b) until his death, c) until he shall resign, or d) until he shall have been removed in the manner hereinafter provided.

5.3 Removal and Resignation: Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the president may be removed at any time by the board of directors or the president. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to. make it effective, unless the notice so provides. Any vacancy occurring in any office, the election or appointment to which is made by the board of directors, shall be filled by the board of directors. Any vacancy occurring in any other office of the corporation maybe filled by the president for the unexpired portion of the term.

5.4 Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

5.5 Chairman of the Board: The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the shareholders and of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws.

5.6 President: Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation. Subject to the direction and control of the board of directors, he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He may execute contracts, deeds, and other instruments on behalf of the corporation as is necessary and appropriate. He shall perform such additional functions and duties as are appropriate and customary for the office of president and as the board of directors may prescribe from time to time.

5.7 Vice President: The vice president or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall be the officer(s) next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the board f directors or president. Upon the death, absence, or disability of the president, the vice president, or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

5.8 Secretary: The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other functions and duties as are appropriate and customary for the office of secretary at the board of directors or the president may prescribe from time to time.

5.9 Assistant Secretary: The assistant secretary, or, if there shall be more than one, the assistant secretaries in the order determined by the board of directors or the president, shall, in the death, absence, or disability of the secretary or in case such duties are specifically delegated to him by the board of directors, president, or secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and by the board of directors or the president.

5.10 Treasurer: The treasurer shall have control of the funds and the care and custody of all stocks, bonds and other securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors. He shall perform such other duties and have such other powers as are appropriate and customary for the office of treasurer as the board of directors or president may prescribe from time to time.

5.11 Assistant Treasurer: The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors or the president, shall in the death, absence or disability of the treasurer or in case such duties are specifically delegated to him by the board of directors, president, or treasurer, perform the duties and exercise the powers of the treasurer, and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the board of directors the president may prescribe from time to time.

ARTICLE VI. STOCK

6.1 Certificates: Certificates representing shares of the capital stock of the corporation shall be delivered to each shareholder. Such certificates shall be in such form as may be approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors or by the president or any vice president and by the secretary or an assistant secretary or by the treasurer or an assistant treasurer. All certificates shall be consecutively numbered and the names of the owners, the number of the shares, and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face: a) that the corporation is organized under the laws, of the State of Texas, b) the name of the person to whom issued, c) the number and class of shares and the designation of the series, if any, which the certificate represents, d) the par value, if any, of each share represented by the certificate, and e) any restrictions placed upon the transfer of the shares represented by the certificate; and shall be sealed with the seal of the corporation, or with a facsimile thereof. In the event the corporation is authorized to issue shares of more than one class or has by its Articles of Incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares. of the corporation, each certificate representing shares issued by such corporation shall conspicuously set forth on the face or back of the certificate either, (i) a full statement of all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued or of the limitation or denial of preemptive rights contained in the Articles of Incorporation, and, if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (ii) that such. a statement is set forth in the Articles of Incorporation on file in the office of the. Secretary of State and that the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. In the event any restriction on the transfer, or registration of• the transfer of shares shall be imposed or agreed to by the corporation in accordance with the law, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face. of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) that such specified document is on file in the office the Secretary of State, if such document is one required or permitted to be has been filed, and contains a full statement of such restriction.

6.2 Consideration for Shares: Shares shall be issued for par value thereof, as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board of directors. Such consideration may consist in whole or in part of money, other property, tangible or intangible, or in labour or services actually performed for the corporation. Neither the promise of future services of any person, the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or nonnegotiable promissory note of any other person shall constitute payment or part payment for shares of the corporation.

6.3 Facsimile Signatures: Where a certificate is signed 1) by a transfer agent other than the corporation or its employee, or 2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before the certificate is issued by the corporation, it may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

6.4 Transfers of Stock: Transfers of shares shall be made on the books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Texas or by order of a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer. Upon such transfers of shares being recorded on the books of the corporation, the corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. The corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of those shares for all purposes, and shall not be bound to

6.5 Lost Certificates: In case of the alleged loss, destruction, theft, or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

6.6 Transfer Agent, Registrars, and Paying Agents: The board may at its discretion appoint one or more transfer upon any class of, stock, bond, debenture, or other security of the corporation. Such agents and registrars may be located either within or outside Texas. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VII. INDEMNIFICATION, INSURANCE

7.1 Indemnification, General: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in or was a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or the right of the corporation), by reason of the fact that he is other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 Indemnification for Derivative Actions: The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses of the corporation and, with respect to any criminal action or judgment in its favour by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including to procure a r attorneys’ fees) actually and reasonably incurred connection with the defence or settlement of such suit if he acted in good faith and in a manner he by him in action or reasonably application that, despite the adjudication of liability, but in which such court deems proper. A

7.3 Payment of Expenses: To the extent that a director, officer, employee, fiduciary, or agent of the corporation has been successful on the merits in defence of any or proceeding referred to in Section 7.1 or 7.2 action, suit, of this Article 7 or in defence of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

7.4 Authority for Indemnification: Any indemnification under Section 7.1 or 7.2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 7.1 or 7.2. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

7.5 Advance Payment of Expenses: Expenses (including 7.4 Authority for Indemnification: Any indemnification under Section 7.1 or 7.2 of this Article 7 (unless ordered by attorneys’ fees) incurred in defending a civil action, suit, or proceeding may be paid by the or criminal corporation in proceeding as authorized in Section 7.4 of this Article 7 upon receipt of an undertaking by or on behalf of the director, unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article.

7.6 Non-Exclusivity of Rights: The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

7.7 Insurance: The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the officer, employee, fiduciary, or agent to repay such amount corporation, partnership, joint venture, trust, or other power to indemnify him against such liability under the provisions of this Article 7.

ARTICLE VIII. MISCELLANEOUS

8.1 Corporate Seal: The board the corporation and the words “SEAL” and “TEXAS” which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

8.2 Corporate Records: Any books, records, or minutes required by these Bylaws or by the laws of the State of Texas to be maintained by the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

8.3 Fiscal Year: The board of directors may, by resolution, adopt a fiscal year for this corporation.

8.4 Amendment of Bylaws: These Bylaws may at any time the board of directors.

8.5 Headings: The headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

8.6 Relation to Articles of Incorporation: These Bylaws are subject to, and governed by, the Articles of Incorporation.

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of twenty-nine (29) pages, including this page, constitute the Bylaws of Georex, Inc., adopted by the board of directors of the corporation as of June 25, 1984.

/s/ Michael W. Salsieder
Michael W. Salsieder
Assistant Secretary